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                                                                   EXHIBIT 8.1

                         [LETTERHEAD OF SCHIFF HARDIN & WAITE]





                                  February 13, 1998



Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, California 95076


    Re: Cornerstone Propane Partners, L.P.
        Registration Statement on Form S-4
        ----------------------------------


Ladies and Gentlemen:

    We have acted as special tax counsel to Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,000,000 common units representing limited partner interests in the Partnership (the "Common Units") which may be issued from time to time pursuant to the Partnership's registration statement on Form S-4 being filed with the Securities and Exchange Commission (the "Registration Statement"). The Common Units will be issued from time to time in connection with the Partnership's acquisitions of businesses, assets or securities in amounts, at prices and on terms to be determined at the time of such acquisitions.

    Assuming the transactions set forth in the operative documents for the Common Units (which are described in the prospectus contained in the Registration Statement (the "Prospectus"), as it may be amended or supplemented), will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Tax Considerations" in the Prospectus, subject to the limitations set forth therein.

    Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the offering of the Common Units, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Tax Considerations" in the Prospectus.


                                     Very truly yours,


                                     SCHIFF HARDIN & WAITE

                                     By: /s/ Lawrence H. Jacobson
                                         -------------------------
                                             Lawrence H. Jacobson